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                                                                      EXHIBIT 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement/ Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated October 13, 2000, relating to the financial statements and financial highlights of Scudder Global Fund appearing in the August 31, 2000 Annual Report to Shareholders, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Auditors" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 21, 2000
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated December 14, 1999 for Kemper Global Blue Chip Fund in the Registration Statement (Form N-14) and related Proxy Statement /Prospectus of Global International Fund, Inc. filed with the Securities and Exchange Commission under the Securities Act of 1933.

                                             ERNST & YOUNG LLP


Chicago, Illinois
December 21, 2000